EXHIBIT 23.5

                      CONSENT OF COOPERS & LYBRAND L.L.P.





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[ Letterhead, Coopers & Lybrand ]






                        CONSENT OF INDEPENDENT ACCOUNTS





We consent to the incorporation by reference in this registration statement on form S-4 of our report dated March 15, 1996, on our audits of the financial statements and financial statement schedule of Metropolitan Realty Corporation included in Form 10-K. We also consent to the reference of our Firm under the caption "Experts."




/s/ Coopers & Lybrand L.L.P.

Detroit, Michigan
May 6, 1996